Exhibit 5.1

May 27, 2010

Republic First Bancorp, Inc. 50 South 16th Street, Suite 2400 Philadelphia, PA 19102

Re:	Registration Statement on Form S-1 Registration No.: 333-166286

Ladies and Gentlemen:

We have acted as counsel to Republic First Bancorp, Inc., a Pennsylvania corporation (the “Company”) in connection with the offer and sale (the “Offering”) by the Company of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and the registration of the Offering of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-1 (Registration No. 333-166286) (the “Initial Filing”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 23. 2010, and amended by Pre-Effective Amendment No. 1 filed with the Commission on May 19, 2010 (“Amendment No. 1”) and Pre-Effective Amendment No. 2 filed with the Commission on May 27, 2010 (“Amendment No. 2” and, collectively with the Initial Filing and Amendment No. 1, the “Registration Statement”).

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

In connection herewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including all amendments thereto), (ii) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (iii) the Company’s Amended and Restated Articles of Incorporation, (iv) the Company’s Amended and Restated Bylaws, (v) resolutions of the Board of Directors of the Company related to the Offering, (vi) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.  We have assumed that the Underwriting Agreement will be entered into by the parties substantially in the form we have reviewed, after the Registration Statement has become effective in accordance with Section 8 of the Securities Act  and before the issuance of the Shares by the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.  In addition, we have assumed the conformity of any certificates representing the Shares to the form of the specimen thereof examined by us and the due execution and delivery of any such certificates.

Republic First Bancorp, Inc.
May 27, 2010

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Board of Directors of the Company or a duly authorized Pricing Committee duly appointed by the Board of Directors has taken all necessary corporate action to approve the issuance of the Shares, including, but not limited to setting the per share price of the Shares offered in the Offering, and (ii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

As counsel to the Company, we have furnished this opinion in connection with the filing of Registration Statement.  Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP